UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, the stockholders of Exact Sciences Corporation (the “Company”) approved the Company’s 2010 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). A description of the terms and conditions of the Omnibus Plan is set forth in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 30, 2010 (the “2010 Proxy Statement”) under the heading “Proposal 2-Approval of 2010 Omnibus Incentive Plan”, which such description is incorporated herein by reference.  This summary is qualified in its entirety by the full text of the Omnibus Plan set forth in Appendix A to the 2010 Proxy Statement which is also incorporated by reference herein.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On July 16, 2010, the Company held its 2010 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the 2010 Proxy Statement are as follows:

The Company’s stockholders elected the three nominees to the Company’s Board of Directors to serve for three year terms as Class I directors, with the votes cast as follows:

Director Name	For	Withheld
Kevin T. Conroy	10,752,013	2,529,265
Katherine Napier	10,079,165	3,202,113
David A. Thompson	12,884,337	396,941

The Company’s stockholders approved the 2010 Omnibus Long-Term Incentive Plan, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
10,703,871	2,515,180	62,227	17,682,970

The Company’s stockholders approved the 2010 Employee Stock Purchase Plan, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
13,019,348	235,971	25,959	17,682,970

The Company’s stockholders ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
30,866,426	78,307	19,515	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 22, 2010	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief
Financial Officer